Exhibit 99.1

SunPower Closes $37.5M Ambia Solar Acquisition

Raises Revenue Estimates

OREM, Utah (November 24, 2025) – SunPower Inc. (herein “SunPower,” the “Company,” or Nasdaq: “SPWR”) a solar technology, services, and installation company, today announced that it has closed its $37.5 million strategic acquisition of Ambia Solar (“Ambia”) to create the No. 5 U.S. residential solar company, based on Ohm Analytics rankings.

SunPower CEO T.J. Rodgers said, “Due to our quick closing of the acquisition, we are raising our Q4’25 quarterly revenue estimate to $88 million. We still expect record operating income in Q4’25 and at least $2.0 million in operating income in Q1’26, the winter solar “down” quarter. In addition, and equally important, the acquisition brings to us Ambia’s operations management team with its best-in-class performance to reinforce our SunPower Direct Business Unit (aka Blue Raven). We expect that the Ambia acquisition will transform SunPower’s operational capability as effectively as the Sunder acquisition has already transformed our sales performance. We also expect to onboard Ambia’s 203-rep salesforce, raising SunPower’s total salesforce to 2,027 reps.”

Ambia CEO, Conner Ruggio, said, “When I spoke to the combined company for the first time after our closing last Friday, I told them that what we’re building is a platform with the leadership, history and talent to become the No. 1 residential solar company in the U.S. I’m also proud to see that employees on both sides have assumed responsibility on Day One.”

Rodgers continued, “This acquisition came together quickly because of the complementary nature of the two teams. They had a star player where we did not and vice versa. Conner and I held a five-hour meeting on October 23 in which we defined the first two levels of the new organization and then made a commitment to complete the acquisition with minimum legal delay and cost. The Letter of Intent was done just two weeks later. Ambia is very well run, so the usual next step in the acquisition process of writing the definitive agreement took just two more weeks and only about $145,000 in legal expenses. The SunPower team has now gone through our acquisition process twice, which will serve us well in the future.

Rodgers continued, “With the addition of the operations executives from Ambia and the sales executives from Sunder, I was actually able to get to my home in Oshkosh guilt-free last weekend for a game at Lambeau Field – while our VP of Quality and Customer Success, Surinder Bedi, ran our playbook to create a formal plan for the Ambia integration. In our language, Ambia is now at Integration Review Zero (IR0, plan done) with our milestone checklist count at 20 defined and 443 planned. The Sunder acquisition is already at the IR3 milestone (peak activity) with 206 milestones done out of 314 planned. We plan to finish the Sunder integration in the first quarter giving us the bandwidth to work with a new company from our acquisition list.

Rodgers concluded, “We would like to thank our Salt Lake-based Board Member, Chris Lundell, for finding and sponsoring Ambia, which was just 1.7 miles from us in Salt Lake’s ‘Solar Valley.’ We would also like to thank our Silicon Valley-based Board Member, Dan McCranie, a veteran of 10 public technology company boards, for his full-time help in funding and closing our two acquisitions. In general, I truly appreciate the support of our Board of Directors, whose members frequently contribute directly to our efforts.”

About SunPower

SunPower (Nasdaq: SPWR) is a leading residential solar services provider in North America. The Company’s digital platform and installation services support energy needs for customers wishing to make the transition to a more energy-efficient lifestyle. For more information visit www.us.sunpower.com.

About Ambia Solar

Ambia is a solar power installation company serving CO, ID, IL, MI, MN, OH, PA, UT, WA. Ambia gives homeowners the knowledge and tools needed to obtain reliable, affordable solar solutions for their homes. For more information visit www.ambiaservices.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about SunPower, the letter of intent entered into between Ambia and SunPower, the acquisition of Ambia, the expected financial and other benefits of the acquisition of Ambia, and SunPower’s and Ambia’s industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events, SunPower’s future financial or operating performance, and the acquisition of Ambia. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “expected to,” “focus,” “forecast,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “could,” “forecast,” and “pursue” or the negative of these terms or similar expressions. Forward-looking statements in this press release include, without limitation, the 2025 and 2026 revenue forecast for SunPower, the anticipated benefits to SunPower of the Ambia acquisition (including, without limitation, that such benefits will show up in the Company’s Q1’26 financial statements), that the acquisition will lead to record revenue and record operating income for SunPower in Q4’25, as well as in 2026, the 2025 revenue forecast for Ambia, the SunPower revenue anticipated to be achieved as a result of the Ambia acquisition, that the Ambia acquisition will create significant value in SunPower’s stock, that the acquisition will create both significant new revenue and substantial cost synergies to make SunPower bigger and more profitable starting in the first quarter after the transaction is closed, that the combination of the SunPower and Ambia operations teams will move them to the next level of operational performance that Ambia has achieved, that industry consolidation gives SunPower an opportunity to join with leading private companies to create a bigger and more durable company, that SunPower will capture all of the sales revenue from Ambia, that SunPower will expand its business from 22 to 45 states, the anticipated amount of revenue that the Ambia acquisition will add to SunPower’s revenue, the impacts of the ITC subsidy, that Ambia can continue as usual regardless of changes in the ITC subsidy, that the acquisition is a win-win deal, other anticipated benefits of the Ambia acquisition, expectations that the U.S. solar industry will install nine gigawatts (about $27 billion) in 2025 and 2026 combined, expectations and trends relating to the consolidation of the solar industry, and potential benefits of that consolidation for SunPower to create bigger and more durable companies, expectations regarding Q3’25 and Q4’25 operating profit, and the expectation that post-acquisition revenue and profit records will be achieved in Q4’25.

Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, risks associated with unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the Ambia acquisition, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, SunPower’s ability to retain Ambia’s key employees and service providers following the closing of the acquisition, risks associated with the integration of the Ambia business with SunPower, and other risks and uncertainties applicable to our business and the Ambia acquisition. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results, impact the anticipated benefits of the Ambia acquisition, or cause actual results to differ from the results predicted, readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 30, 2025, our quarterly reports on Form 10-Q filed with the SEC, and other documents that we have filed with, or will file with, the SEC. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SunPower assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contacts:

Jeanne Nguyen	Sioban Hickie
CFO	VP Investor Relations
jeanne.nguyen@sunpower.com	IR@sunpower.com
(801) 477-5847

Source: SunPower